SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                  Date of earliest event reported: May 15, 2003



                               LMI AEROSPACE, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Missouri
                 (State or Other Jurisdiction of Incorporation)


       0-24293                                        43-1309065
(Commission File Number)                  (I.R.S. Employer Identification No.)

3600 Mueller Road, St. Charles, Missouri              63302-0900
(Address of Principal Executive Offices)              (Zip Code)

                 (636) 946-6525 (Registrant's Telephone Number,
                  Including Area Code)

                              ---------------------

Item 12. Results of Operations and Financial Condition.

On May 15, 2003, LMI Aerospace, Inc. issued a press release relating to its financial performance during the First Quarter of 2003. The text of the announcement is attached hereto as Exhibit 99.1.


         Exhibit Number           Description
         --------------           -----------
             99.1                 Text of Press Release, dated May 15, 2003,
                                  issued by LMI Aerospace, Inc.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 16, 2003

                                   LMI AEROSPACE, INC.


                                   By:  /s/ Lawrence E. Dickinson
                                      --------------------------------------
                                        Lawrence E. Dickinson
                                        Chief Financial Officer and Secretary

                                  EXHIBIT INDEX


Exhibit                  Description
-------                  -----------

99.1            Text of Press Release, dated May 15, 2003, issued by
                LMI Aerospace, Inc.

                                                                    Exhibit 99.1
                                                                   ------------
                                                            LMI Aerospace, Inc.
                                                            Post Office Box 900
                                                    St. Charles, Missouri 63302

For more information,
Contact Ed Dickinson, 636/916-2150

                             FOR IMMEDIATE RELEASE

LMI AEROSPACE REPORTS RESULTS FOR FIRST QUARTER OF 2003

Sales from acquisition offset declines in aerospace markets


ST. LOUIS, May 15, 2003 - LMI Aerospace, Inc. (Nasdaq:LMIA) announced today that sales in the first quarter of 2003 were $20.8 million versus $17.9 million in the quarter ended March 31, 2002. Acquisitions completed in 2002 accounted for the increased sales.

LMI recorded a net loss of $957,000 or $0.12 per common share in the first quarter of 2003, compared to a loss of $640,000 or $0.08 per common share in the first quarter of 2002. The net loss in 2002 included a charge of $1.1 million, net of income taxes, for the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangibles. Excluding this charge, the Company would have reflected 2002 net income of $464,000 or $0.06 per share.

Gross profit for the first quarter of 2003 was $2.2 million, or 10.6 percent of net sales, compared to $3.8 million and 21.5 percent in the first quarter of 2002. The decrease in gross margin resulted from production difficulties at the Company's St. Charles and Auburn locations, primarily related to new production of military components, and to a decline in the gross margin at Tempco because of reduced sales and a resulting inability to cover fixed costs. The Company is seeking re-pricing for military components produced in St. Charles and Auburn, and has filed a claim for excess costs related to starting up these programs.

Selling, general and administrative expenses of $3.3 million in the quarter were $518,000 higher than the year-ago quarter, due primarily to the addition of Versaform's expenses in 2003.

Backlog at March 31, 2003, was approximately $63.6 million, up from $57.8 million at the end of the first quarter of 2002.

The Company also announced that borrowings on the Company's $10.0 million revolving line of credit were $7.0 million at the end of the quarter. Currently, the Company has $6.2 million outstanding on the line of credit.

"Our operational results in the first quarter of 2003 continued to be affected by the excess costs incurred on start-up of certain military aircraft and business jet programs," said Ronald Saks, president and chief executive officer of LMI Aerospace, Inc. "We expect that the return of portions of these work statements to our customers and improved production efficiency on those remaining will reduce future losses, but we do not anticipate achieving acceptable profitability until negotiated re-pricing of remaining components is completed. Our negotiations have not reached a stage that would allow us to record the benefit of any excess cost recovery or re-pricing, nor can we estimate a time when negotiations may conclude."

The Company announced that it has cost reduction programs in place at all LMI locations which are expected to reduce quarterly costs by $500,000. It is also developing a more comprehensive cost reduction plan, to be adopted by June 30, 2003, which may include infrastructure changes and headcount reductions, in order to better address the continued low sales volume environment in the aerospace and semiconductor markets.

Based on current production rates and giving effect to the current cost reduction program, LMI is projecting improved gross margins in future quarters. The Company estimates annual sales for 2003 in the range of $90 million to $95 million, with gross margins for the year of 14 percent to 17 percent, reflecting anticipated improvement as 2003 progresses. No benefit from our pending claim negotiation has been included in this forecast.

"We are holding to our current strategy in a difficult market environment, emphasizing the development of our supply chain management expertise and our kitting, assembly and distribution services, which are targeted to several key customers," Saks said. "We remain optimistic that LMI will be the preferred supplier to our customers when our markets return to more normal levels."

LMI Aerospace, Inc. is a leading supplier of quality components to the aerospace and technology industries. The Company operates twelve manufacturing facilities that fabricate, machine, finish and integrate formed, close tolerance aluminum and specialty alloy components for commercial, corporate, regional and military aircraft, laser equipment used in the semiconductor and medical industries, and for commercial sheet metal industries.

This  press  release  includes   forward-looking   statements   related  to  LMI
Aerospace's outlook for 2003 and future periods, which are based on current management expectations. Such forward-looking statements are subject to various risks and uncertainties, many of which are beyond the control of LMI Aerospace, Inc. Actual results could differ materially from the forward-looking statements as a result, among other things, of the factors detailed from time to time in LMI Aerospace's filings with the Securities and Exchange Commission. Please refer to the Risk Factors contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for more details.


                               tables follow . . .

                                      # # #



                               LMI Aerospace, Inc.
                 Condensed Consolidated Statements of Operations
                  (Amounts in thousands, except per share data)
                                   (Unaudited)

                                                                    For the Three Months Ended March 31,
                                                                         2003                  2002
                                                                 --------------------------------------------

Net sales                                                             $  20,842             $  17,908
Cost of sales                                                            18,623                14,102
                                                                 --------------------------------------------
Gross profit                                                              2,219                 3,806

Selling, general and administrative expenses                              3,310                 2,792
                                                                 --------------------------------------------
   Income (loss) from operations                                         (1,091)                1,014

Other expense:
    Interest                                                               (440)                 (262)
    Other, net                                                                -                    (9)
                                                                 --------------------------------------------
                                                                 --------------------------------------------
Income (loss) before income taxes                                        (1,531)                  743

Provision for (benefit of) income taxes                                    (574)                  279
                                                                 --------------------------------------------
                                                                 --------------------------------------------
   Income (loss) before cumulative effect of change in                                            464
   accounting principle                                                    (957)
Cumulative effect of change in accounting principle, net of
   income tax benefit of $663                                                 -                 1,104
                                                                 --------------------------------------------
                                                                 --------------------------------------------
Net loss                                                                $  (957)               $ (640)
                                                                 ============================================
                                                                 ============================================

Amounts per common share basic and dilutive:
Income (loss) before cumulative effect of change in accounting
   principle                                                            $ (0.12)               $ 0.06
Cumulative effect of change in accounting principle                        -                    (0.14)
                                                                 --------------------------------------------
                                                                 --------------------------------------------
Net loss per common share                                               $ (0.12)              $ (0.08)
                                                                 ============================================
                                                                 ============================================

Weighted average common shares outstanding                            8,181,786             8,023,930
                                                                 ============================================
                                                                 ============================================
Weighted average common shares outstanding-assuming                                         8,146,983
   dilution                                                           8,181,786
                                                                 ============================================







                               LMI Aerospace, Inc.
                      Condensed Consolidated Balance Sheets
             (Amounts in thousands, except share and per share data)


                                                                     March 31, 2003       December 31,
                                                                      (unaudited)             2002
                                                                  -----------------------------------------

Assets
Current assets:
   Cash and cash equivalents                                              $  596        $      1,182
   Trade accounts receivable, net                                         11,600              11,392
   Inventories                                                            26,198              25,181
   Prepaid expenses                                                        1,253                 978
   Deferred income taxes                                                   1,389               1,389
   Income taxes receivable                                                 2,080               1,501
                                                                  -----------------------------------------
                                                                  -----------------------------------------
Total current assets                                                      43,116              41,623

Property, plant, and equipment, net                                       25,012              25,986
Goodwill, net                                                              5,653               5,653
Customer intangible assets, net                                            4,184               4,267
Other assets                                                                 371                 336
                                                                  -----------------------------------------
                                                                        $ 78,336            $ 77,865
                                                                  =========================================

Liabilities and stockholders' equity
Current liabilities:
   Accounts payable                                                    $   6,167           $   6,107
   Accrued expenses                                                        2,929               2,846
   Current installments of long-term debt and capital lease
     obligations                                                          11,425               4,616
                                                                  -----------------------------------------
Total current liabilities                                                 20,521              13,569

Long-term debt and capital lease obligations, less current
  installments                                                            19,057              24,621
Deferred income taxes                                                      1,949               1,939
                                                                  -----------------------------------------
Total long-term liabilities                                               21,006              26,560

Stockholders' equity:
   Common stock of $.02 par value; authorized 28,000,000 shares; issued
     8,736,427 at December 31, 2002
     and       at March 31, 2003                                             175                 175
   Additional paid-in capital                                             26,171              26,171
   Treasury Stock, at cost, 554,641 and 554,641 shares at
     December 31, 2002 and March 31, 2003, respectively                   (2,632)             (2,632)
   Accumulated other comprehensive income (loss)                              13                 (17)
   Retained earnings                                                      13,082              14,039
                                                                  -----------------------------------------
Total stockholders' equity                                                36,809              37,736
                                                                  -----------------------------------------
                                                                        $ 78,336           $  77,865
                                                                  =========================================
